Exhibit 99.1
CANOO INC. ANNOUNCES THIRD QUARTER 2023 RESULTS

•Accelerating revenue generation phase
•Delivering first units to state of Oklahoma as part of up to 1,000-unit agreement
•Commissioned ladder frame and battery lines
•LDV 190 undergoing customer evaluation and testing
•Announced the American Bulldog, builds upon rapid product development and real-world testing
Justin, TX (November 14, 2023) – Canoo Inc. (Nasdaq: GOEV), a high-tech advanced mobility company, today announced its financial results for the third quarter of 2023.

“We are now in our manufacturing and revenue-generation phase, while we still have things left to prove. We have worked nearly three years to get to this point,” said Tony Aquila, Investor, Executive Chairman and CEO of Canoo. “The bets we have made around the redesign and functionality of our platform are beginning to play out successfully at multiple levels. We continue to move toward our goal of achieving 20,000 annual unit capacity. I think that’s a tribute to the scrappiness of our team driving value to our customers and partners.”
Third Quarter & Recent Business Updates:

•Crossed above 10,000 industrial and commercial-use miles in pilot and customer delivery testing
•EPA permit granted for Oklahoma City facility
•Began assembling workforce at Oklahoma facilities, expecting 20-25% of company to be Oklahoma-based by end of Q4 2023
Third Quarter Financial Highlights:
•As of September 30, 2023, we had cash and cash equivalents of $8.3 million. After giving effect to the preferred stock and warrant subscription agreement for a total of $45.0 million, our cash balance would have been $53.3 million on September 30, 2023.
•GAAP net loss and comprehensive loss of $(112.0) million and $(273.6) million for the three and nine months ended September 30, 2023, compared to a GAAP net loss and comprehensive loss of $(117.7) million and $(407.5) million for the three and nine months ended September 30, 2022. The GAAP net loss and comprehensive loss for the three and nine months ended September 30, 2023 included a gain of $17.1 million and $40.1 million on the fair value change of the warrant and derivative liability, respectively and a gain of $0.3 million and $2.8 million on the fair value change in contingent earnout shares liability, respectively.
•Adjusted EBITDA of $(40.4) million and $(169.8) million for the three and nine months ended September 30, 2023, compared to $(80.8) million and $(348.1) million for the three and nine months ended September 30, 2022.
•Adjusted Net Loss of $(46.1) million and $(187.2) million for the three and nine months ended September 30, 2023, compared to $(86.5) million and $(359.3) million for the three and nine months ended September 30, 2022.
•GAAP Net Loss per share of $(0.18) and $(0.53) for the three and nine months ended September 30, 2023, compared to $(0.43) and $(1.62) for the three and nine months ended September 30, 2022.
•Adjusted EPS per share of $(0.07) and $(0.36) for the three and nine months ended September 30, 2023, compared to $(0.31) and $(1.43) for the three and nine months ended September 30, 2022.
•Net cash used in operating activities totaled $191.4 million for the nine months ended September 30, 2023, compared to $329.9 million for the nine months ended September 30, 2022.
•Net cash used in investing activities was $45.4 million during the nine months ended September 30, 2023, compared to $58.4 million net cash used in investing activities during the nine months ended September 30, 2022.

Second Half 2023 Business Outlook - Updated
Based upon our current projections, we have updated our previously provided second half 2023 guidance as follows:
•Adjusted EBITDA: $(85) million to $(105) million
•Capital Expenditures of: $30 million to $40 million

See “Non-GAAP Financial Measures” section herein for an explanation of Adjusted EBITDA. The Company is unable to provide a reconciliation for forward-looking guidance of Adjusted EBITDA to net loss, the most closely comparable

GAAP measure, because certain material reconciling items, such as depreciation and amortization and interest expense cannot be estimated due to factors outside of the Company's control and could have a material impact on the reported results. A reconciliation is not available without unreasonable effort.
Conference Call Information
Canoo will host a conference call to discuss the results today, November 14, 2023, at 5:00 PM ET.
To listen to the conference call via telephone dial (877) 407-9169 (U.S.) and (201) 493-6755 (international callers/U.S. toll) and enter the conference ID number 13742318. To listen to the webcast, please click here. A telephone replay will be available until November 28, 2023, at (877) 660-6853 (U.S.) and (201) 612-7415 (international callers/U.S. toll), with Conference ID number 13742318. To listen to the webcast replay, please click here.
About Canoo
Canoo’s mission is to bring EVs to Everyone. The company has developed breakthrough electric vehicles that are reinventing the automotive landscape with bold innovations in design, pioneering technologies, and a unique business model that spans the full lifecycle of the vehicle. Distinguished by its experienced team from leading technology and automotive companies – Canoo has designed a modular electric platform purpose-built to deliver maximum vehicle interior space that is customizable across all owners in the vehicle lifecycle to support a wide range of vehicle applications for consumers and businesses.
Canoo has teams in California, Texas, Oklahoma and Arkansas. For more information, please visit www.canoo.com. For Canoo press materials, please visit press.canoo.com. For investors, please visit investors.canoo.com.

Third Quarter 2023 Financial Results
CANOO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
UNAUDITED

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$8,260	$36,589
Restricted cash, current	3,846	3,426
Inventory	5,684	2,954
Prepaids and other current assets	12,794	9,350
Derivative asset	2,205	—
Total current assets	32,789	52,319
Property and equipment, net	368,525	311,400
Restricted cash, non-current	10,600	10,600
Operating lease right-of-use assets	37,099	39,331
Deferred warrant asset	50,175	50,175
Deferred battery supplier cost	30,000	30,000
Other non-current assets	5,158	2,647
Total assets	$534,346	$496,472

Liabilities and stockholders' equity
Liabilities
Current liabilities
Accounts payable	$78,045	$103,187
Accrued expenses and other current liabilities	63,410	63,091
Convertible debt, current	37,670	34,829
Derivative liability	538	—
Financing liability, current	7,975	—
Warrant liability, current	—	17,171
Total current liabilities	187,638	218,278
Contingent earnout shares liability	170	3,013
Operating lease liabilities	36,523	38,608
Convertible debt, non-current	44,836	—
Financing liability, non-current	23,876	—
Warrant liability, non-current	75,651	—
Total liabilities	368,694	259,899

Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000 authorized, no shares issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value; 1,000,000 and 500,000 authorized as of September 30, 2023 and December 31, 2022, respectively; 650,946 and 355,388 issued and outstanding at September 30, 2023 and December 31, 2022, respectively	65	35
Additional paid-in capital	1,618,986	1,416,361
Accumulated deficit	(1,453,399)	(1,179,823)
Total stockholders’ equity	165,652	236,573
Total liabilities and stockholders’ equity	$534,346	$496,472

CANOO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share values)
UNAUDITED

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue	$519	$—	$519	$—
Cost of revenue	903	—	903	—
Gross margin	(384)	—	(384)	—

Operating Expenses
Research and development expenses, excluding depreciation	21,965	57,063	107,651	255,009
Selling, general and administrative expenses, excluding depreciation	24,925	48,826	85,195	159,600
Depreciation	1,495	3,449	10,632	9,020
Total operating expenses	48,385	109,338	203,478	423,629
Loss from operations	(48,769)	(109,338)	(203,862)	(423,629)

Other (expense) income
Interest expense	(4,195)	(2,179)	(6,755)	(2,189)
Gain (loss) on fair value change in contingent earnout shares liability	279	(2,067)	2,843	22,869
Gain on fair value change in warrant and derivative liability	17,126	—	40,091	—
Loss on fair value change in derivative asset	(3,761)	—	(3,761)	—
Loss on fair value change in convertible debt	(69,615)	—	(69,615)	—
Loss on extinguishment of debt	(2,573)	(4,095)	(30,261)	(4,095)
Other expense, net	(466)	(26)	(2,256)	(420)
Loss before income taxes	(111,974)	(117,705)	(273,576)	(407,464)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(111,974)	$(117,705)	$(273,576)	$(407,464)

Per Share Data:
Net loss per share, basic and diluted	$(0.18)	$(0.43)	$(0.53)	$(1.62)

Weighted-average shares outstanding, basic and diluted	621,286	275,455	515,879	250,783

CANOO INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
UNAUDITED

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(273,576)	$(407,464)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,632	9,020
Non-cash operating lease expense	2,504	1,515
Non-cash commitment fee under SEPA	—	582
Inventory write-downs	366	—
Non-cash legal settlement	—	5,532
Stock-based compensation expense	23,451	60,980
Gain on fair value change of contingent earnout shares liability	(2,843)	(22,869)
Gain on fair value change in warrants liability	(37,093)	—
Gain on fair value change in derivative liability	(2,998)	—
Loss on extinguishment of debt	30,261	4,095
Loss on fair value change in derivative asset	3,761	—
Loss on fair value change in convertible debt	69,615	—
Non-cash debt discount	5,010	900
Non-cash interest expense	2,234	1,316
Other	839	—
Changes in assets and liabilities:
Inventory	(3,096)	(1,282)
Prepaid expenses and other current assets	(3,445)	4,037
Other assets	(2,511)	970
Accounts payable, accrued expenses and other current liabilities	(14,546)	12,805
Net cash used in operating activities	(191,435)	(329,863)

Cash flows from investing activities:
Purchases of property and equipment	(45,376)	(88,817)
Return of prepayment from VDL Nedcar	—	30,440
Net cash used in investing activities	(45,376)	(58,377)

Cash flows from financing activities:
Repurchase of unvested shares	—	(9)
Payment of offering costs	(400)	(1,219)
Proceeds from exercise of YA warrants	21,223	—
Proceeds from the purchase of shares and warrants by VDL Nedcar	—	8,400
Proceeds from issuance of shares under SEPA agreement	—	32,500
Proceeds from issuance of shares under PIPEs	11,750	50,000
Proceeds from employee stock purchase plan	866	2,499
Proceeds from issuance of shares under RDO, net of issuance costs	50,961	—
Proceeds from convertible debenture, net of issuance costs	107,545	—
Payment made on financing arrangement	(949)	—
Proceeds for issuance of shares under ATM	1,155	—
Proceeds from PPA	16,751	89,100
Net cash provided by financing activities	208,902	181,271
Net decrease in cash, cash equivalents, and restricted cash	(27,909)	(206,969)

Cash, cash equivalents, and restricted cash
Cash, cash equivalents, and restricted cash, beginning of period	50,615	227,492
Cash, cash equivalents, and restricted cash, end of period	$22,706	$20,523

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents at end of period	$8,260	$6,815
Restricted cash, current at end of period	3,846	4,208
Restricted cash, non-current at end of period	$10,600	$9,500
Total cash, cash equivalents, and restricted cash at end of period shown in the condensed consolidated statements of cash flows	$22,706	$20,523

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Adjusted Net Loss and Adjusted Earnings Per Share ("EPS")

“EBITDA” is defined as net loss before interest expense, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, restructuring charges, asset impairments, non-routine legal fees, and other costs associated with exit and disposal activities, acquisition and related costs, changes to the fair value of contingent earnout shares liability, changes to the fair value of warrant and derivative liability, changes to the fair value of the derivative asset, changes to the fair value of convertible debt, loss on extinguishment of debt, and any other one-time non-recurring transaction amounts impacting the statement of operations during the year. "Adjusted Net Loss" is defined as net loss adjusted for stock-based compensation, restructuring charges, asset impairments, non-routine legal fees, and other costs associated with exit and disposal activities, acquisition and related costs, changes to the fair value of contingent earnout shares liability, changes to the fair value of warrants and derivative liability, changes to the fair value of the derivative asset, changes to the fair value of convertible debt, loss on extinguishment of debt, and any other one-time non-recurring transaction amounts impacting the statement of operations during the year. "Adjusted EPS" is defined as Adjusted Net Loss on a per share basis using the weighted average shares outstanding.

EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS are intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS when combined with net loss and net loss per share are beneficial to an investor’s complete understanding of our operating performance. We believe that the use of EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS in the same fashion.
Because of these limitations, EBITDA, Adjusted EBITDA Adjusted Net Loss, and Adjusted EPS should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We manage our business utilizing EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS as supplemental performance measures.

CANOO INC.
NON GAAP RECONCILIATION TABLE
(in thousands)
These non-GAAP financial measures, when presented, are reconciled to the most closely comparable U.S. GAAP measure as disclosed below for the three and nine months ended September 30, 2023 and 2022, respectively (in thousands):

	Three Months Ended September 30,
	2023			2022
	EBITDA	Adjusted EBITDA	Adjusted Net Loss	EBITDA	Adjusted EBITDA	Adjusted Net Loss
Net loss	$(111,974)	$(111,974)	$(111,974)	$(117,705)	$(117,705)	$(117,705)
Interest expense (income)	4,195	4,195	—	2,179	2,179	—
Provision for income taxes	—	—	—	—	—	—
Depreciation	1,495	1,495	—	3,449	3,449	—
Gain (loss) on fair value change in contingent earnout shares liability	—	(279)	(279)	—	2,067	2,067
Gain on fair value change in warrant and derivative liability	—	(17,126)	(17,126)	—	—	—
Loss on fair value change in derivative asset	—	3,761	3,761	—	—	—
Loss on extinguishment of debt	—	2,573	2,573	—	4,095	4,095
Loss on fair value change in convertible debt	—	69,615	69,615	—	—	—
Other expense, net	—	466	466	—	26	26
Stock-based compensation	—	6,908	6,908	—	19,527	19,527
Non-cash legal settlement	—	—	—	—	5,532	5,532
Adjusted Non-GAAP amount	(106,284)	(40,366)	(46,056)	(112,077)	(80,830)	(86,458)

US GAAP net loss per share
Basic	N/A	N/A	(0.18)	N/A	N/A	(0.43)
Diluted	N/A	N/A	(0.18)	N/A	N/A	(0.43)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic	N/A	N/A	(0.07)	N/A	N/A	(0.31)
Diluted	N/A	N/A	(0.07)	N/A	N/A	(0.31)

Weighted-average common shares outstanding:
Basic	N/A	N/A	621,286	N/A	N/A	275,455
Diluted	N/A	N/A	621,286	N/A	N/A	275,455

	Nine Months Ended September 30,
	2023			2022
	EBITDA	Adjusted EBITDA	Adjusted Net Loss	EBITDA	Adjusted EBITDA	Adjusted Net Loss
Net loss	$(273,576)	$(273,576)	$(273,576)	$(407,464)	$(407,464)	$(407,464)
Interest expense (income)	6,755	6,755	—	2,189	2,189	—
Provision for income taxes	—	—	—	—	—	—
Depreciation	10,632	10,632	—	9,020	9,020	—
Gain (loss) on fair value change in contingent earnout shares liability	—	(2,843)	(2,843)	—	(22,869)	(22,869)
Gain on fair value change in warrant and derivative liability	—	(40,091)	(40,091)	—	—	—
Loss on fair value change in derivative asset	—	3,761	3,761	—	—	—
Loss on extinguishment of debt	—	30,261	30,261	—	4,095	4,095
Loss on fair value change in convertible debt	—	69,615	69,615	—	—	—
Other expense, net	—	2,256	2,256	—	420	420
Stock-based compensation	—	23,451	23,451	—	60,980	60,980
Non-cash legal settlement	—	—	—	—	5,532	5,532
Adjusted Non-GAAP amount	(256,189)	(169,779)	(187,166)	(396,255)	(348,097)	(359,306)

US GAAP net loss per share
Basic	N/A	N/A	(0.53)	N/A	N/A	(1.62)
Diluted	N/A	N/A	(0.53)	N/A	N/A	(1.62)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic	N/A	N/A	(0.36)	N/A	N/A	(1.43)
Diluted	N/A	N/A	(0.36)	N/A	N/A	(1.43)

Weighted-average common shares outstanding:
Basic	N/A	N/A	515,879	N/A	N/A	$250,783
Diluted	N/A	N/A	515,879	N/A	N/A	$250,783
Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding access to capital, estimates and forecasts of financial and performance metrics, expectations and timing related to commercial product launches and the achievement of operational milestones, including the ability to meet and/or accelerate anticipated production timelines, Canoo's ability to capitalize on commercial opportunities, current or anticipated customer orders, and expectations regarding the development of facilities. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; Canoo's ability to continue as a going concern; Canoo's ability to access existing and future sources of capital via debt or equity markets, which will impact execution of its business plans and could require Canoo to terminate or significantly curtail its operations; Canoo's history of losses; Canoo's ability to adequately control the costs associated with its operations; Canoo's ability to successfully build and tool its manufacturing facilities, establish or continue a relationship with a contract manufacturer or failure of operation of Canoo's facilities ; the rollout of Canoo's business and the timing of expected business milestones and commercial launch; future market adoption of Canoo's offerings; risks related to Canoo's go-to-market strategy and manufacturing strategy; the effects of competition on Canoo's future business, and those factors discussed under the captions “Risk Factors” and “Management's Discussion and

Analysis of Financial Condition and Results of Operations" in Canoo's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2023, as well as its past and future Quarterly Reports on Form 10-Q and other filings with the SEC, copies of which may be obtained by visiting Canoo's Investors Relations website at investors.canoo.com or the SEC's website at www.sec.gov. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo’s expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo’s assessments to change. However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Canoo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Contacts:
Media Relations
Press@canoo.com
Investor Relations
IR@canoo.com